  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 10/A
AMENDMENT NO. 4

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Shearson American REIT, Inc.
(Formerly Known As PSA, INC.)
  (Exact name of registrant as specified in its charter)

Nevada	88-0212662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 N. 7th Street, Suite 340 Phoenix, Arizona	85006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 743-7796

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:   Common Stock, $0.001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_] Accelerated filer [_]; Non-accelerated filer [_]; Smaller reporting company [X]

INDEX TO THE FORM 10

PART I

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The information in this registration statement contains forward-looking statements. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

ITEM 1.   BUSINESS

General

SHEARSON AMERICAN REIT, INC. ("SHEARSON") was originally incorporated as PSA, INC. (“PSA”), a California Corporation on May 27, 1994.

CHANGES IN CONTROL OF REGISTRANT

PSA, Inc. ("PSA" or the "Company") became a publicly-held company upon completion of its merger in   April 1998 with American Telecommunications Standard International, Inc. ("ASAT"), originally incorporated in Nevada in 1985. In connection with the merger, ASAT changed its trading symbol from ASAT to PSAZ. On September 22, 1998, the Company changed its trading symbol to PSAX and then back to PSAZ on July 31, 2001. The Company's shares of common stock were traded on OTC Bulletin Board.

Upon effectiveness of the merger, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to change its name from ASAT to PSA, INC. for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective February 18, 2000.

Subsequently, PSA, Inc., a Nevada Corporation, acquired all of the outstanding shares of Common stock of Canticle Corporation ("Canticle"), a Delaware Corporation, from the shareholders thereof in an exchange for an aggregate of 56,000 shares of common stock of PSA (the "Acquisition"). As a result, Canticle became a wholly-owned subsidiary of PSA.

The Acquisition of Canticle was approved by the unanimous consent of the Board of Directors of PSA on February 11, 2000. The Acquisition was effective February 18, 2000. The Acquisition was intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

PSA had 31,500,235 shares of common stock issued and outstanding prior to the Acquisition and 31,556,235 shares issued and outstanding following the Acquisition.

Upon effectiveness of the Acquisition, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to become the successor issuer to Canticle for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective February 18, 2000.

Ownership control has not changed since the original incorporation of PSA, Inc. in California on May 27, 1994.

GENERAL BUSINESS PLAN

The Company changed its name on October 16, 2009 to Shearson American REIT, Inc. with the sole purpose of becoming a Real Estate Investment Trust (REIT).   The Company and its management have no experience in operating or creating a REIT, nor is there any assurance that we can acquire an existing REIT. Management has not previously had any experience in raising funds from passive investors for investment in real estate.

The Board of Directors authorized the development of a Business Plan and an implementation document to qualify as a Real Estate Investment Trust (REIT) and or acquire an existing REIT.   It was further resolved that the Company would do business as (DBA) PSA, Inc. until such time as it qualifies as a REIT.

For the Company to qualify as a REIT it must qualify under the Internal Revenue Code, Section 857 (IRS Code).   The Company has not sought approval nor does it believe that it currently qualifies as a REIT.   Under the IRS Code the Company, among other requirements, must have a minimum of 100 shareholders, have no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year as a REIT, invest at least 75% of total assets in qualifying real estate assets, derive at least 75% of gross income from rents from real property, or interest on mortgages on real property and distribute 90% of otherwise taxable income.

The Company currently has no qualifying REIT assets. The Company believes that the lack of existing assets may provide a competitive advantage over existing REITs. The Company is not burdened with assets acquired prior to the current downturn in the real estate market.   It is probable that an existing REIT may have assets that would be depressed in comparison to the original purchase price.   It is also possible that the original cost of capital to the existing REIT may be higher than that available to the Company in the current market. Conversely, the Company has no history of acquiring properties that existing REITs may have. This lack of experience on the part of Company management in making acquisitions is a competitive disadvantage to the Company.

A REIT security sells like a stock on the major exchanges and invests in real estate directly, either through properties or mortgages.

Equity REITs: Equity REITs invest in and own properties (thus responsible for the equity or value of their real estate assets).   Their revenues come principally from their properties’ rents.

Mortgage REITs: Mortgage REITs deal in investment and ownership of property mortgages. These REITs loan money for mortgages to owners of real estate, or purchase existing mortgages or mortgage-backed securities. Their revenues are generated primarily by the interest that they earn on the mortgage loans.

Hybrid REITs: Hybrid REITs combine the investment strategies of equity REITs and mortgage REITs by investing in both properties and mortgages. Individuals can invest in REITs either by purchasing their shares directly on an open exchange or by investing in a mutual fund that specializes in public real estate. An additional benefit to investing in REITs is the fact that many are accompanied by dividend reinvestment plans (DRIPs). Among other things, REITs invest in shopping malls, office buildings, apartments, warehouses and hotels. Some REITs will invest specifically in one area of real estate - shopping malls, for example - or in one specific region, state or country.

When and if SHEARSON completes qualification as a REIT it may later locate another company to acquire.   The acquisition would most likely take the form of a merger, stock-for-stock exchange or stock-for-assets exchange.   It is probable that the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.   SHEARSON has had no discussion or negotiations with any candidates with respect to possible corporate acquisitions, mergers or similar transactions.

No assurances can be given that if SHEARSON elects to acquire a target company that it will be successful in locating or negotiating with one.

ASPECTS OF A REPORTING COMPANY:

There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

•	increased visibility in the financial community;
•	provision of information required under Rule 144 for trading of eligible securities;
•	compliance with a requirement for admission to quotation on the OTC Bulletin Board or on the NASDAQ Capital Market;
•	the facilitation of borrowing from financial institutions;
•	increased valuation;
•	greater ease in raising capital;
•	compensation of key employees through stock options for which there may be a market valuation;
•	enhanced corporate image.

There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

•	requirement for audited financial statements;
•	required publication of corporate information;
•	required filings of periodic and episodic reports with the Securities and Exchange Commission;
•	increased rules and regulations governing management, corporate activities and shareholder relations.

COMPARISON WITH INITIAL PUBLIC OFFERING

Certain private companies may find a business combination more attractive than an initial public offering of their securities.   Reasons for this may include the following:

•	inability to obtain an underwriter;
•	possible larger costs, fees and expenses of a public offering;
•	possible delays in the public offering process;
•	greater dilution of outstanding securities.

Certain private companies may find a business combination less attractive than an initial public offering of their securities.   Reasons for this may include the following:

•	no investment capital raised through a business combination;
•	no underwriter support of trading.

POTENTIAL TARGET COMPANIES

Business entities, if any, which may be interested in a combination with SHEARSON, may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;
•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
•	a company which wishes to become public with less dilution of its securities than would occur upon an underwriting;
•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;
•	a foreign company which may wish an initial entry into the United States securities market;
•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;
•	a company seeking one or more of the other perceived benefits of becoming a public company.

No assurances can be given that if SHEARSON so elects to acquire a target company or REIT that it will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

SHEARSON is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act.   SHEARSON will continue to file all reports required of it under the Exchange Act until a business combination has occurred.   A business combination may result in a change in control and management of SHEARSON.   Since a principal benefit of a business combination with SHEARSON would normally be considered its status as a reporting company, it is anticipated that SHEARSON will continue to file reports under the Exchange Act 33333333.

We presently have no employees apart from our management. All of our officers and directors are engaged in outside business activities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. As of the date of this filing, Mr. Williams and Mr. Orcutt devote approximately five hours per week each to the Company, and Mr. Glassgow approximately 17 hours per week. We expect no significant changes in the number of our employees other than as a direct result, if any, incident to a business combination. The Company’s CEO, President, COO and CFO are expected to work full time, at no less than 40 hours per week, once the Company has commenced substantial operations.

On January 26, 2010, the Company received notice from the U.S. Securities and Exchange Commission in connection with its Order Instituting Administrative Proceedings (“IAP”) pursuant to Section 12(J) of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”).   The IAP was instituted since the Company had been deficient in complying with the Company’s obligations under Exchange Act for several years. Specifically, the Company failed to file Form 10-Ks for the years ended December 31, 2000 through December 31, 2007.   In addition, the Form 10-Ks for the years ended December 31, 2008 and 2009 were not filed timely.   In addition, the Form 10-Qs for 2001 through 2009 were not filed.   As a consequence of the Company’s failure to file these reports, all of the Company’s securities were involuntarily deregistered pursuant to 12(j) of the Exchange Act, which in part prohibits broker dealers from effecting transactions in the Company’s securities until the securities are registered.   Accordingly, the Company has filed this registration statement Form 10 with the Securities and Exchange Commission.

Prior to September 11, 2001, PSA, Inc. (PSA) was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services.

PSA has been inactive since 2001. The events of September 11, 2001 caused significant damage to the ability of PSA and its subsidiaries to continue in business beyond that date; as the Company derived all of its revenue from the Travel Industry.   The Company’s largest asset, an investment in its subsidiary S.M.A. Real Time Inc., was located blocks from ground zero and filed for bankruptcy in 2003 and was ultimately liquidated in 2005 without any recovery to PSA.

PSA’s operations in the international tour and travel business were closed or sold. The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc., Jet Vacations, PSAZZ Travel, Inc., PSA Europe AG, PSAZZ TV, Inc., PSAZZ Network, Inc., and PSA Air, Inc. were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc.   The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost. None of the Company’s common stock that was planned as part of the consideration for the purchase was issued.

The Company has previously reported that it had completed the sale of 80% of the issued and outstanding stock of PSAZZ Air, Inc.   (“PSAZZ Air”) formerly known as Pacific Southwest Airlines, Inc., an inactive airline majority-owned subsidiary.   The purchaser of PSAZZ Air was John D. Williams, who at the time of purchase was a former Board Member of PSA.   Pursuant to the agreement, PSA was to receive a $1,000,000 note payable within 18 months and to be secured by 312,500 shares of the Company’s Common Stock otherwise issuable to Mr. Williams for the purchase by the Company of 100% of Pacific Southwest Airline Services, Inc. Once the full effect of the events of September 11, 2001 were fully understood the Company unwound this transaction, including the issuance of the Company’s 312,500 shares of the Company’s Common Stock previously noted.

GLOSSARY

Business combination	Normally a merger, stock-for-stock or stock-for-assets exchange with the target company or the shareholders of the target company.

SHEARSON or the Registrant	The corporation whose common stock is the subject of this registration statement.

Exchange Act	The Securities Exchange Act of 1934, as amended.

Securities Act	The Securities Act of 1933, as amended.

ITEM 1A.	RISK FACTORS

The business of SHEARSON is subject to numerous risk factors, including the following:

SHEARSON has a limited operating history with no revenue, minimal assets and operates at a loss. SHEARSON has had neither operating history nor any revenues or earnings from operations, since 2001.   SHEARSON has no significant assets or financial resources.   SHEARSON has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. There is no assurance that SHEARSON will ever be profitable.

The Board of Directors authorized the development of a Business Plan and an implementation document to qualify as a Real Estate Investment Trust (REIT).   It was further resolved that the Company would do business as (DBA) PSA, Inc. until such time as it qualifies as a REIT.

For the Company to qualify as a REIT it must qualify under the IRS Code Section 857.   The Company has not sought approval nor does it believe that it currently qualifies as a REIT.   Under the IRS Code the Company, among other requirements, must have a minimum of 100 shareholders, have no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year as a REIT, invest at least 75% of total assets in qualifying real estate assets, derive at least 75% of gross income from rents from real property, or interest on mortgages on real property and distribute 90% of otherwise taxable income.

Management will supervise any search for target companies as potential candidates for a business combination.
Management has entered, and/or anticipates that it will enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in SHEARSON with, or grant options on such stock to, such referring consultants and may make payment to such consultants from its own   resources. There is no minimum or maximum amount of stock, options, or cash that management may grant or pay to such consultants.

The proposed operations of SHEARSON are speculative.   The success of the proposed business plan of SHEARSON will depend to a great extent on the operations, financial condition and management of any identified target company.   While business combinations with entities having established operating histories are preferred, there can be no assurance that SHEARSON will be successful in locating candidates meeting such criteria.   The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if SHEARSON had more funds available to it, would be desirable.   In the event SHEARSON completes a business combination the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of SHEARSON.   There is no assurance that SHEARSON can identify a target company and consummate a business combination.

Possible classification as a penny stock.   In the event that a public market develops for the securities of SHEARSON following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded.   The Securities and Exchange Commission has adopted Rule15g-9 which establishes the definition of a "penny stock", for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange.   For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is competition for business opportunities and combinations.   SHEARSON is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities.   A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for SHEARSON.   Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than SHEARSON and, consequently, SHEARSON will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.   Moreover, SHEARSON will also compete with numerous other small public companies in seeking merger or acquisition candidates.   Management anticipates that it will be able to participate in only one potential business venture because SHEARSON has nominal assets and limited financial resources.   This lack of diversification should be considered a substantial risk to the shareholders of SHEARSON because it will not permit SHEARSON to offset potential losses from one venture against gains from another.

Management may seek to locate a target company through solicitation.   Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods.   Management may utilize consultants in the business and financial communities for referrals of potential target companies.   However, there is no assurance that Management will locate a target company for a business combination. Nor has the Company made any progress in qualifying as a REIT by itself to allow the Company to operate as a REIT or to start operations as a REIT in its own right.

There is no agreement for a business combination and no minimum requirements for business combination.   As of the original filing date of this registration statement, SHEARSON had no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, SHEARSON enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that SHEARSON will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company.   SHEARSON has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which SHEARSON would not consider a business combination with such business entity. Accordingly, SHEARSON may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.   There is no assurance that SHEARSON will be able to negotiate a business combination on terms favorable to SHEARSON.

The most likely target companies are those seeking the perceived benefits of a reporting corporation.   Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors.   Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the Management of SHEARSON.   In analyzing prospective business opportunities, SHEARSON may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.   This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of SHEARSON to search for and enter into potential business opportunities.

SHEARSON will participate in a business combination only after the negotiation and execution of appropriate agreements.   Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

Reporting requirements may delay or preclude acquisition.   Pursuant to the requirements of Section 13 of the Exchange Act, SHEARSON is required to provide certain information about significant acquisitions including audited financial statements of the acquired company.   Obtaining audited financial statements is the economic responsibility of the target company.   The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by SHEARSON. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.   Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to SHEARSON at the time of entering into an agreement for a business combination.   In cases where audited financial statements are unavailable, SHEARSON will have to rely upon information that has not been verified by an independent registered public accounting firm in making its decision to engage in a transaction with the business entity.   This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for SHEARSON.

It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws.   In many circumstances, SHEARSON may wish to register all or a part of such securities for public trading after the transaction is consummated.   If such registration occurs, it will be undertaken by the surviving entity after SHEARSON has entered into an agreement for a business combination or has consummated a business combination.   The issuance of additional securities and their potential sale into any trading market which may develop in the securities of SHEARSON may depress the market value of the   securities of SHEARSON in the future if such a market develops, of which there is no assurance.

Regulation under Investment Company Act.   In the event SHEARSON engages in business combinations which result in SHEARSON holding passive investment interests in a number of entities, SHEARSON could be subject to regulation under the Investment Company Act of 1940.   Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held.   In such event, SHEARSON would be required to register as an investment company and could be expected to incur significant registration and compliance costs.   SHEARSON has obtained no formal determination from the Securities and Exchange Commission as to the status of SHEARSON under the Investment Company Act of 1940.   Any violation of such Act could subject SHEARSON to material adverse consequences.

There will probably be a change in control and management if SHEARSON acquires a target company.   A business combination involving the issuance of the common stock of SHEARSON will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in SHEARSON.   As a condition of the business combination agreement, the shareholders of SHEARSON may agree to sell, transfer or retire all or a portion of their stock of SHEARSON to provide the target company with all or majority control.   The resulting change in control of SHEARSON will likely result in removal of the present officer and director of SHEARSON and a corresponding reduction in or elimination of his participation in the future affairs of SHEARSON.

If the Company qualifies as a REIT in its own right, the IRS Code requires that no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year.   Consequently there would be a probable change in the current control and management under these circumstances. We currently have 250,000,000 authorized shares of common stock and 20,000,000 shares of preferred stock. As of the date of this registration statement, we have 43,539,291 shares of common stock outstanding, 0 shares of preferred stock outstanding and 4,250 treasury shares issued. We will be able to issue significant amounts of additional shares of common stock without obtaining stockholder approval, provided we comply with the rules and regulations of any exchange or national market system on which our shares are then listed. As of the date of this registration statement, we are not subject to the rules of any exchange that would require stockholder approval. To the extent we issue additional common stock in the future, existing stockholders will experience dilution in percentage ownership.

Possible change in value of shares upon business combination.   A business combination normally will involve the issuance of a significant number of additional shares.   Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of SHEARSON may increase or decrease, perhaps significantly.   Federal and state tax consequences will, in all likelihood, be major considerations in any business combination SHEARSON may undertake.   Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions.   SHEARSON intends to structure any business combination so as to minimize the federal and state tax consequences to both SHEARSON and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.   A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Any potential acquisition or merger with a foreign company may create additional risks.   If SHEARSON enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.   Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions, and in other respects.   Any business combination with a foreign company may result in control of SHEARSON by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against SHEARSON.

The Company’s management is not required to and do not devote their full time to the affairs of the Company. Because of their time commitments to SHEARSON, as well as the fact that we have no business operations, our managers anticipate that they will not devote a significant amount of time to the activities of the Company, except in connection with identifying a suitable acquisition target business or property to acquire and develop.

The amount of time spent by Management on the activities of SHEARSON is not predictable.   Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Management will actually be required to spend to review suitable target companies.

Following a business combination SHEARSON may require the services of others in regard to accounting, legal services, underwritings and corporate public relations.   If requested by a target company, Management may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

Although we have not identified any potential acquisition target property or new business opportunities, the possibility exists that we may acquire or merge with a business or company in which the beneficial owners or their affiliates may have an existing ownership interest. A transaction of this nature would present a conflict of interest for those parties with an ownership interest in both the Company and the entity to be acquired. An independent appraisal of the acquired company may or may not be obtained in the event a related party transaction is contemplated.

To date, there has been only a limited public market for our common stock. Prior to our deregistration our common stock was quoted on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock

UNDERTAKINGS AND UNDERSTANDING REQUIRED OF TARGET COMPANIES

As part of a business combination agreement, SHEARSON would probably require certain representations and warranties from a target company as to its conduct following the business combination.   Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

A potential target company would be made aware that the market price and trading volume of the securities of SHEARSON, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in SHEARSON within the United States financial community.   SHEARSON does not have the market support of an underwriter that would normally follow a public offering of its securities.   Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in SHEARSON's securities for their own account or customers without active encouragement and a basis for doing so.   In addition, certain market makers may take short positions in SHEARSON's securities, which may result in a significant pressure on their market price. SHEARSON may consider the ability and commitment of a target company to actively encourage interest in SHEARSON's securities following a business combination in deciding whether to enter into a transaction with such company.

A business combination with SHEARSON separates the process of becoming a public company from the raising of investment capital.   As a result, a business combination with SHEARSON would probably not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital.   SHEARSON may require assurances from a target company that it has or that I has a reasonable belief that it will have sufficient sources of capital to continue to continue operations following the business combination.   However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

OVERVIEW

Since SHEARSON became inactive after the events of September 11, 2001 the Company has had no business operations. On October 16, 2009 PSA commenced its development stage company status and changed its name to Shearson American REIT, Inc. for the sole purpose of becoming a real estate investment trust, or “REIT,” that will invest primarily in institutional-quality multi-use and multi-family properties located in the United States. In addition, we may invest in other real estate investments including, but not limited to, properties located outside of the United States and ground leases. We wish to be a fully integrated global Real Estate Investment Trust that will acquire, develop, own, operate and sell real estate, but have not yet established a specific investment strategy.  While it is possible that capital gains may be realized from future sale of properties acquired by the Company, the primary source of revenue to SHEARSON will be from rental income from the properties.

SHEARSON intends to acquire properties for cash, partial cash or finance the acquisitions under the HUD or GNMA insurance and guarantee programs.  Financing will not exceed 90% of the value of any one property at the date of financing. The Company will limit mortgages on any one property to a single first mortgage. The Company intends to limit the percentage of  investment in any specific property to 10% of the Company’s assets.

The following discussion of the financial condition and results of operations of SHEARSON should be read in conjunction with the financial statements and notes thereto included elsewhere in this Form 10. This discussion contains forward-looking statements which involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Part 1 — Item 1A. Risk Factors.”

RESULTS OF OPERATIONS

For the three and nine months ended September 30, 2010 our operations consisted of the following:

Revenues.  We had no revenues for the three and nine months ended September 30, 2010 and we do not presently have any revenue generating business.

General and administrative expenses.   General and administrative expenses consist primarily of legal and accounting services and travel costs.  General and administrative expenses for the three months and nine months ended September 30, 2010 were approximately $21,398 and $69,512, respectively.

Interest expense.  Interest expense for the three and nine months ended September 30, 2010 of $5,898 and $16,703 respectively, consist of interest on a judgment against the Company as further detailed in Note 4 in the Notes to Financial Statements contained in this filing.

For the period from October 16, 2009 through December 31, 2009 operations consisted of the following:
Revenues and cost of revenues.  Since becoming inactive after the events of September 11, 2001, SHEARSON has not generated any revenue and has not incurred any cost of revenues.
General and administrative expenses.  General and administrative expenses consist primarily of filing costs, travel and entertainment costs. General and administrative expenses for the period ended December 31, 2009 were $5,944.

 Other (expense) income. Interest expense of $ 4,127 was incurred for the period ended December 31, 2009. The interest expense incurred was accrued on an outstanding judgment of $100,501 against the Company.  Refer to Item 8, Legal Proceedings for further details.

Liquidity and Capital Resources

SHEARSON has not generated any revenue since the events of September 11, 2001. As a result, the Company’s primary source of liquidity prospectively will be from   equity   sources.   There   is   no   assurance   that   any   such   equity   sources   will   be available   or   available   on   the   terms   favorable   or   acceptable   to   the   Company.

Additionally, our ability to obtain such funds may be made more difficult due to the current global financial crisis and its effect on the capital markets.

On January 26, 2010, the Company received notice from the U.S. Securities and Exchange Commission in connection with an Order Instituting Administrative Proceedings (“IAP”) pursuant to Section 12(J) of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”).   The IAP was instituted since the Company had been deficient in complying with the Company’s obligations under Exchange Act for several years. Specifically, the Company failed to file Form 10-Ks for the years ended December 31, 2000 through December 31, 2007.   In addition, the Form 10-Ks for the years ended December 31, 2008 and 2009 were not filed timely.   In addition, the Form 10-Qs for 2001 through 2009 were not filed.   As a consequence of the Company’s failure to file these reports, all of the Company’s securities were involuntarily deregistered pursuant to 12(j) of the Exchange Act which, in part, prohibits broker dealers from effecting transactions in the Company’s securities until the securities are registered.   Since the Company has not been active and has not attempted to raise capital, the deregistration has had no current impact on the Company’s liquidity or capital resources. However, the deregistration will have negative impact on the future liquidity and the Company’s ability to access capital resources. Accordingly, the Company has filed this registration statement with the Securities and Exchange Commission.

ITEM 3.	PROPERTIES

We neither rent nor own any properties. We utilize the office space and equipment of a principal shareholder at no cost. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the shareholdings, as of March 30, 2011 of the Company’s current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of any warrants held by each such person or entity which are currently exercisable or may be exercised within 60 days of March 30, 2011):

Name and Title	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1), (2)

Walsh Family Trust	23,738,650	54.52%
Principal Shareholder
540 Brickell Drive, #1024
Miami, Florida 33131

John Williams	-0-	-0-
Board of Directors Chairman and CEO
5777 W. Century Blvd. #1188
Los Angeles, California 90045

Richard Orcutt	-0-	-0-
President, Chief Operating Officer and Director
2509 Dakota Rock Drive,
Ruskin Florida 33570

John Glassgow	-0-	-0-
Chief Financial Officer, Secretary and Director
1415 E. Northshore Drive
Tempe, Arizona 85283

Jonathan Shatz	-0-	-0-
Director
11007 Long Boat Drive
Cooper City, Florida 33026

Patrick Galvin	-0-	-0-
Director
6131 Paseo Arbolado
Rancho Santa Fe, California 92067

All Officers, Directors	-0-	-0-
As a Group (5 persons)
__________________

(1)	Percentages based upon 43,539,291 shares of the Company’s common stock outstanding as of March 30, 2011.

(2)	Ownership control has not changed since the last Form 10-Q was filed with the SEC for the Second Quarter of 2001.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

As of March 30, 2011, the officers and directors of the Company were:

Name:	Age	Position

John Williams	88	Chairman of the Board of Directors and CEO
Richard Orcutt	56	President, Chief Operating Officer and Director
John Glassgow	60	Chief Financial Officer, Secretary and Director
Jonathon Schatz	50	Independent Director
Patrick Galvin	59	Independent Director

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The executive officers serve at the pleasure of the Board of Directors.

There are no agreements with respect to electing directors or selecting officers.   There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person.   There are no family relationships among our executive officers and directors.

During 2009 John Williams was the Company's sole Director and Officer, positions he has held since December, 1994, and as such served as the responsible individual for nominations on behalf of the Company. On October 16, 2009 the Company added Richard Orcutt, James Angelakis and Jonathan Shatz as additional officers and directors.   In March 2010 the Company added Patrick Galvin as a Director and John Glassgow as Chief Financial Officer and a Director.   Mr. Angelakis resigned as Secretary and from the Board in August 2010.   Mr. Glassgow was appointed as Secretary of the Company in September 2010.

John Williams has served as a Director of the Company since its inception and as Chairman since 2002.   Mr. Williams has served as the Company's CEO since December, 2000.   He is also Managing Director of John Williams and Partners, an architectural, civil engineering and construction management firm and has been with the firm since 1958.   The firm has been certified as a minority business enterprise with the Department of Transportation, the City of Los Angeles, the L.A. Unified School District, Caltrans and the Department of Airports.   Mr. Williams, AIA/NOMA, graduated from the University of Southern California with a Bachelor of Architecture Degree in 1955.   He has been a member of the American Institute of Architects since 1958.   Among his most noteworthy design accomplishments have been The Bradley International Terminal (LAX), The Willowbrook Shopping Center, and more than one hundred other projects from redevelopment projects to master planned communities; which included working drawings for mid-rise to high-rise residential and commercial, schools, government and public buildings.   As a result of these and other professional experiences, Mr. Williams possesses particular knowledge and experience in key aspects of the real estate business, public company management and strategic planning that strengthen the Company and the Board’s collective qualifications, skills and experience.

Richard Orcutt has served as President and Chief Operating Officer of the Company since October, 2009. For 22 years Mr. Orcutt built and managed sales organizations opening offices both domestically and internationally. From 2004 to present Mr. Orcutt has served as Director of Sales with the startup Iovation, Inc. where he is directly responsible for generating all sales revenue.   Iovation, Inc.’s products for Intel and SAP Software have been very successfully marketed to financial institutions. He graduated from Northern Illinois University with a B.S. degree in Education in 1973.   Mr. Orcutt was employed from 1983 to 1997 and was Director of Sales for a startup company, Inacom, Inc., that grew to four billion dollars in revenue. Mr. Orcutt created sales management models, directed sales efforts, and business development activities and strategies that built Inacom into a $4 billion company.   Mr. Orcutt possesses particular knowledge and experience in business development, strategic planning and team building that strengthen the Company and Board’s collective qualifications, skills and experience.

John Glassgow has served as the Chief Financial Officer and a Director of the Company since March 2010 and has been a consultant to the Company since November 2009. He was appointed Secretary of the Company in September 2010.   Mr. Glassgow has been a Certified Public Accountant for 38 years. He has practiced since 1999 under Glassgow Professional Corporation and John D. Glassgow, CPA.   From 2003 to 2010 Mr. Glassgow was the President of Commonwealth Equity, an Arizona mortgage brokerage firm specializing in commercial and private funding.   He currently holds an Arizona Mortgage Brokerage License.   Mr. Glassgow was the co-founder of LRN Management, LLC, a construction management firm created for the purpose to provide construction management services to and appointed by a federal bankruptcy court on a liquidation of a bankrupt builder's estate from 2003 through 2005.   Mr. Glassgow was also the co-founder, Chief Financial Officer and Chief Operations Officer of Merit Homes, LLC, a land development and home building company, from 2005 through 2008.   From 1986 through 1998 Mr. Glassgow served in the roles of Chief Financial Officer, Chief Operations Officer and Director of Cornoyer-Hedrick, Inc., a regional multi-faceted, 150 employee architectural firm.   Mr. Glassgow graduated from the University of Arizona with a B.S. in accounting. Mr. Glassgow possesses particular knowledge and experience in the real estate, real estate financing, strategic planning and operations management fields that strengthen the Company and Board’s collective qualifications, skills and experience.

Jonathan Shatz has served as an independent director since October 2009. Mr. Shatz has been a Principal from 2009 through 2010 in Jonathan Shatz P.A., a consulting practice performing forensic, accounting, tax and general consulting to both private and public companies.   In 2007 he served as a Chief Financial Officer for Bonds.com, an on-line trading firm that went public on the OTC Bulletin Board. Mr. Shatz served as the Practice Director for Accume Partner, an internal audit risk management and SOX compliance firm, from 2006 to 2007.   From 2004 to 2006 Mr. Shatz worked for Resource Global Professionals as a consultant. He is a chartered accountant with extensive Big-4 accounting firm experience and tax lawyer with international accounting and tax compliance expertise. For the last 6 years Mr. Shatz has been a consultant. He is a former Senior Manager in the Ernst & Young Banking Group (from 1995 to 1998) and a Senior Manager at Pricewaterhouse External Audit and Tax Group (from 1982 to 1995). His experience includes preparation of SEC filings (10Qs, 10Ks, 8Ks) for Fortune 100 companies in advertising, healthcare, technology, and fire and security industries. As a result of these and other experiences, Mr. Shatz possesses particular knowledge and experience in key aspects of public company management that strengthen the Board’s collective qualifications, skills and experience.

Patrick Galvin has been an independent director since March 2010.   Mr. Galvin has worked as a California licensed real estate agent for The Sterling Company since 2008.   He was a licensed real estate agent for Sotheby’s International from 2006 through 2008.   As a California and Irish Licensed Real Estate Agent, he has 34 years of experience representing clients in international and domestic real estate and finance transactions, with significant recent success in the multi–family housing market.   Mr. Galvin has served as a developer, investor and realtor/auctioneer in the United States and Ireland.   For 13 years (from 1992 to 2005) he worked for Prudential of California Realty where he consistently ranked in the top 1% of agents in the nation.   Additionally, during his time at IFM Properties as Director of Real Estate Acquisitions (1988 to 1991) he handled market research and perceived consumer demand while building, servicing and managing 28 family-style restaurants.   He was a senior partner at Hamilton & Hamilton Estates, Dublin, Ireland from 1985 to 1987.   He has a Masters degree from University College, Dublin. As a result of these and other professional experiences, Mr. Galvin possesses particular knowledge and experience in key aspects of real estate investments, financing and management that strengthen the Board’s collective qualifications, skills and experience.

BOARD COMMITTEES

We do not have an audit, nominating or compensation committee. The Company has been inactive since September 11, 2001.   Consequently, management has determined that the establishment of these committees is unnecessary until such time that full operations commence as further detailed under ITEM 1. Description of Business.

We intend, however, to establish an audit, nominating and a compensation committee of our Board of Directors in the future, once we have sufficient independent directors. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditor, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

CODE OF ETHICS

Our Board of Directors has not yet adopted a Code of Business Conduct and Ethics due to our small size.

ITEM 6.	EXECUTIVE COMPENSATION.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past two fiscal years awarded to, earned by or paid to each of the following individuals.   Salary and other compensation for these officers were set by the Board of Directors.   No other officers or employees received any compensation during either of the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (i)	Total ($) (j)
John Williams, CEO	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2009	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

John Glassgow,	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
CFO & Secretary	2009	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Outstanding Equity Awards at Fiscal Year End

None.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Options/SARS Grants During Year

None.

Long-term incentive Plans Awards in Last year

None

Employment Agreements

None

COMPENSATION OF DIRECTORS

At this time, the Company’s directors receive no remuneration for their services, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Since the beginning of the year ended December 31, 2009 and the beginning of the year ended December 31, 2008, the Company has not participated in, nor does the Company currently have any proposed participation in, any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or have a direct or indirect material interest except as follows:

During the nine month period ended September 30, 2010 the Company’s Chief Executive Officer advanced $10,000 towards audit fees of the Company.   The $10,000 was repaid to the Officer during the three months ended September 30, 2010.

Using the standards of the NYSE Amex, which the Company is not subject to, the Company's Board has determined that Mr. Shatz and Mr. Galvin each qualify under such standards as an independent director.   No other directors are independent under these standards.   The Company did not consider any relationship or transaction between itself and these independent directors not already disclosed in this registration statement in making this determination.

ITEM 8.	LEGAL PROCEEDINGS

At the time in 2001 when the Company became inactive, the Company was involved in the following legal proceedings:

With liability to the Company:

Meyer Group Ltd., et al., v. Douglas T. Beaver, et al.   Superior Court of Orange County, California, Case No. 775680.   Defendant Robert E. Thompson filed a cross-complaint against the Company and others, including American Telecommunications Standards International, Inc. (“ATAT”), with whom the Company entered into a stock exchange agreement and plan of reorganization on March 13, 1998.   Mr. Thompson alleges that he was fraudulently induced by ATAT and others to invest money in various ventures, both related and unrelated to the Company.   The Company believes the claims against ATAT to be without merit, and is vigorously defending the cross-complaint.   Mr. Thompson settled all claims against all other defendants except for the claim of breach of contract and conversion against ATAT, predecessor in interest to the Company.   A jury trial was conducted in December 2001 and a judgment entered against the Company for $100,501. As of the date of this filing the judgment remains unpaid.   The Company has recorded the liability and the interest accrued thereon.   A judgment may be executed upon for 10 years from the date of entry.   This time may be extended if the judgment creditor refiles the judgment in the county it was originally issued in.

Without any liability to the Company:

Stock v. PSA, INC., District Court of Clark County, Nevada, A424877. In September 2000, James Stock d/b/a Stock Enterprises filed a complaint against the Company, claiming unspecified damages. This claim has been settled.

Robert Rosen etc. v. PSAZZ ENTERTAINMENT, INC., et al., Superior Court of Los Angeles County, California, Case No. BC246441.   A complaint was filed in March 2001 against PSA for unpaid legal fees allegedly incurred in defending the Company in several pieces of litigation.   That action was transferred to mediation and binding arbitration before Judicial Arbitration and Mediation Services (JAMS).   This claim has been settled.

PSAZZ.COM, INC. V. DATALEX, United States District Court for the Central District of California, Case CV-01-06482.   The Company, through legal counsel, made a written demand against Datalex that it breached a written agreement whereby Datalex was to provide several booking engines for PSAZZ.com’s reservation systems. Subsequently, the Company learned that Datalex had filed an action in the United States District Court for the Central District of California against the Company for breach of contract claiming that the Company owes the balance of the contract price. The Company filed a counterclaim for the fees previously paid to Datalex and for damages the Company has suffered as a result of the failure of Datalex’s software. These claims have been settled.

Zurlo v. PSA, INC. et al., Superior Court of Los Angeles Court California Case No. SC064886. In January 2001, a suit was filed by Carmen Zurlos and Brad Holcomb, alleging breach of contract and fraud. This claim has been settled.

As of the date of this filing the Company has no outstanding or pending litigation matters.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

Market Price.   There is no trading market for SHEARSON common stock at present. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.   For any transaction involving a penny stock, unless exempt, the rules require:

(i)              that a broker or dealer approve a person's account for transactions in penny stocks and

(ii)             the broker or dealer MUST receive from the investor a written agreement to the transaction, setting forth the Identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

(i)              obtain financial information and investment experience and objectives of the person; and

(ii)             make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

 (i)             sets forth the basis on which the broker or dealer made the suitability determination and

(ii)              that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in  secondary trading, and about commissions payable to both the broker-dealer and the registered  representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders.   The issued and outstanding shares of the common stock of SHEARSON were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends.   SHEARSON has not paid any dividends to date, and has no plans to do so in the immediate future. When and if the Company obtains a tax status as a REIT under the IRS Code, the Company intends to pay dividends in accordance with the requirements therein.

The Company’s Common Stock was traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “PSAZ.”   As a result of the deregistration of our securities by the Commission, broker dealers are prohibited in part from effecting transactions in the Company’s securities until they are registered.   The table below sets forth the high and low prices for the Company’s Common Stock for the quarters included within 2009 and 2008. Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. Since the Company's common stock trades sporadically, there is not an established active public market for its common stock. No assurance can be given that an active market will exist for the Company's common stock and, except to the extent required to maintain REIT status or to the extent deemed advisable by the Board subsequent to obtaining REIT status, the Company does not expect to declare dividends in the foreseeable future since the Company intends to utilize its earnings, if any, to finance its future growth, including possible acquisitions.

2009	High	Low
First Quarter	$.01	$.01
Second Quarter	$.01	$.01
Third Quarter	$.01	$.01
Fourth Quarter	$.0001	$.0001

2008
First Quarter	$.001	$.001
Second Quarter	$.0001	$.0001
Third Quarter	$.0001	$.0001
Fourth Quarter	$.01	$.01

The Company is filing this Registration Statement on Form 10 for the purpose of enabling its common stock to commence trading on the OTC Bulletin Board. The Company's Registration Statement on Form 10 must be declared effective by the SEC prior to it being approved for trading on the OTC Bulletin Board, and until such time as this Form 10 is declared effective. The Company will require market makers, who then will have to make an application to the Financial Industry Regulatory Authority, or FINRA, following the effective date of this Form 10 in order to have the common stock quoted on the OTC Bulletin Board.

Number of Shareholders.

As of March 30, 2011, a total of 43,539,291 shares of the Company’s common stock are outstanding and held by approximately 643 shareholders of record of which there are 23,738,650 shares held by the Walsh Family Trust which are subject only to Rule 144. Approximately 19,800,641 shares are held by non-affiliates and are not subject to Rule 144.

Dividends

SHEARSON has never declared or paid cash dividends on its Common Stock and anticipates that future earnings, if any will be retained for the development of the business until such time that it qualifies as a REIT.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding common stock issued, warrants issued and stock options granted by the Company within the past three (3) years. Also included is the consideration, if any, received and information related to the provision of the Securities Act under which an exemption from registration was claimed:

NONE

ITEM 11.	DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED

The Company’s authorized capital consists of 75,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”).   At the close of business on September 30, 2010, the Company had 43,539,291 shares of Common Stock outstanding and 4,250 treasury shares of Common Stock issued.   On August 9, 2010, the Company's Board of Directors approved an increase in the authorized common stock to 250,000,000 shares, and on September 20, 2010, the Company's Board of Directors authorized 20,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).   The discussion below assumes that the change in the authorized stock has not occurred as the changes have not been approved by the shareholders nor made effective with the State of Nevada.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Dividends

Dividends, if any, will be contingent upon SHEARSON's revenues and earnings, if any, capital requirements and financial conditions.   The payment of dividends, if any, will be within the discretion of Company's Board of Directors. Until such time that SHEARSON should become a REIT, the Company intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Upon obtaining REIT status the Board of Directors presently intends to pay dividends to the degree that the Company can take advantage of the tax deduction allowed by REITs for payments of dividends.

Trading of Securities in Secondary Market

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act.   Upon effectiveness of this registration statement, SHEARSON will be required to, and intends to, file reports under Section 13 of the Exchange Act.   As a result, sales of SHEARSON's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

Following a business combination, a target company will normally wish to cause SHEARSON's common stock to trade in one or more United States securities markets.   The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time.   Such steps will normally involve filing a registration statement under the Securities Act.   Such registration statement may include securities held by current shareholders or offered by SHEARSON, including warrants, shares underlying warrants, and debt securities.

In order to qualify for listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization.   For continued listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

If, after a business combination and qualification of its securities for trading, SHEARSON does not meet the qualifications for listing on the NASDAQ Capital Market, SHEARSON may apply for quotation of its securities on the OTC Bulletin Board.

In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with FINRA.

The OTC Bulletin Board is a dealer-driven quotation service.   Unlike the NASDAQ Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the NASDAQ Stock Market or on a national securities exchange is eligible.

In certain cases SHEARSON may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

In general there is greatest liquidity for traded securities on the NASDAQ Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets.   It is not possible to predict where, if at all, the securities of SHEARSON will be traded following a business combination and qualification of its securities for trading.   SHEARSON will not make any efforts to cause a market to develop in its securities until such time as SHEARSON has successfully implemented its business plan.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014.Telephone (602)485-1346.

Penny Stock

The definition of a "penny stock", for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange.   For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

Additional Information

This registration statement and all other filings of SHEARSON when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov .

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under our Articles of Incorporation, as amended, we are required to indemnify and hold harmless, to the fullest extent permitted by law, each person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

At the present, there is no pending litigation or proceeding involving one of our directors or officers as to which indemnification is being sought nor are aware of any threatened litigation that may result in claims for indemnification by any officer or director.   We do not currently maintain directors and officers’ liability insurance.

I TE M 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2010 and for the Period from October 16, 2009 through September 30, 2010 (Unaudited):

Balance Sheets as of September 30, 2010 and December 31, 2009	Page 23
Statements of Operations for the Three and Nine Months Ended September 30, 2010 and for the Period from October 16, 2009 through September 30, 2010	Page 24
Statements of Cash Flows for the Nine Months Ended September 30, 2010 and for the Period from October 16, 2009 through September 30, 2010	Page 25
Notes to Financial Statements	Page 26-29

For the Period from October 16, 2009 through December 31, 2009:

R Report of Independent Registered Public Accounting Firm	Page 30
Balance Sheet as of December 31, 2009	Page 31
Statement of Operations for the Period from October 16, 2009 through December 31, 2009.	Page 32
Statement of Stockholders’ Deficit for the Period from October 16, 2009 through December 31, 2009	Page 33
Statement of Cash Flows for the Period from October 16, 2009 through December 31, 2009	Page 34
S Notes to Financial Statements	Page 35-38

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
BALANCE SHEETS
September 30, 2010 and December 31, 2009

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$276	$-
Total Assets	$276	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$25,599	$-
Accrued liabilities	232,055	221,163
Loan payable	50,000	-
Total Liabilities	307,654	221,163

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock-$.001 par value, 75,000,000 shares authorized; 43,543,541 shares issued and 43,539,291 outstanding at September 30,2010 and December 31,2009	43,544	43,544
Paid-in capital	25,448,928	25,448,928
Retained deficit	(25,785,567)	(25,699,352)
Less Treasury Stock 4,250 shares, at cost	(14,283)	(14,283)
Total Stockholders' Equity (Deficit)	(307,378)	(221,163)
Total Liabilities and Stockholders' Equity (Deficit)	$276	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
 STATEMENTS OF OPERATIONS
 (Unaudited)

	For the Three	For the Nine	For the Period From
	Months Ended	Months Ended	October 16, 2009 to
	September 30, 2010	September 30, 2010	to September 30, 2010

Revenues	$-	$-	$-
Operating Costs:		-	-
General and administrative	21,398	69,512	75,456
Operating Income (Loss)	(21,398)	(69,512)	(75,456)

Other Expense:
Interest expense	5,898	16,703	20,830
Total Other Expense	5,898	16,703	20,830
Income (Loss) Before Income Taxes	(27,296)	(86,215)	(96,286)
Income Taxes	-	-	-
Net Loss	$(27,296)	$(86,215)	$(96,286)

Per share data (basic and diluted):
Net loss per share	$(0.00)	$(0.00)

Weighted Average Number of Shares
Outstanding (basic and diluted):	43,539,291	43,539,291

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
 (Unaudited)

	For the Nine	For the Period
	Months Ended	From October 16, 2009
	September 30, 2010	to September 30, 2010

Cash flows from operating activities:
Net loss	$(86,215)	$(96,286)
Adjustments to reconcile net loss to net cash used in operating activities-
Changes in assets and liabilities
Accounts payable	25,599	25,599
Accrued liabilities	10,892	20,963
Net cash used in operating activities	(49,724)	(49,724)

Cash flows from financing activities:
Proceeds from short term loan	50,000	50,000
Net cash provided by financing activities	50,000	50,000

Net increase (decrease) in cash and cash equivalents	276	276

Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$276	$276

The accompanying notes are an integral part of the financial statements.

                   SHEARSON AMERICAN REIT, INC.
             (Formerly Known As PSA, INC.)
NOTES TO FINANCIAL STATEMENTS
  (Unaudited)

Note 1. Basis of Presentation

The unaudited financial statements included herein have been prepared by Shearson American REIT, Inc. (“SART I” or “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of such information. All such adjustments are of a normal recurring nature. Although SART I believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to such rules and regulations.   These interim financial statements should be read in conjunction with the financial statements and the notes thereto included in the SART I’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the three month and nine month periods ended September 30, 2010 are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2010.

Note 2.   Organization

Nature of the Company:

The Company changed its name in October 16, 2009 to Shearson American REIT, Inc. with the purpose of creating a Real Estate Investment Trust. On October 16, 2009 the Company became a development stage company. The Company wishes to be a fully integrated Real Estate Investment Trust and management firm that will acquire, develop, own, operate and sell real estate. We intend to invest primarily in institutional-quality multi-use and multi-family properties located throughout the United States. The Company contemplates utilizing HUD/GNMA securities backed financing for most of its projects.

Prior to the terrorist attack on the World Trade Centers in New York City on September 11, 2001, the Company, formerly  PSA, Inc., was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services.  Most of the operations of the subsidiaries of the Company were located near the World Trade Center. As a result of the damage done to the Company’s subsidiaries and because of the decimation to the travel industry in general as a result of the event, the Company discontinued its operations near the end of 2001.  The subsidiaries ultimately either were liquidated through bankruptcy or closed without any return to the Company of its investment in these subsidiaries.

The largest subsidiary held by the Company at the end of 2001, S.M.A. Real Time, Inc., declared bankruptcy in 2003 and  was liquidated without any benefit to the Company in 2005.  The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc. and Jet Vacations were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television Licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental,  Inc.  The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost.

Note 3.   Summary of Significant Accounting Polices and Use of Estimates.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents:

We consider all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Development Stage:

On October 16, 2009 the Company became a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities” and has accounted for operations in accordance with those standards commencing on October 16, 2009.  The Company had been dormant since September, 2001 until the commencement of the development stage period on October 16, 2009.   No revenue was earned during the dormant period. Expenses, comprising of $110,591 in interest, was accrued on a litigation judgment during the dormant period.

Net Loss per Share:

Accounting Standards Codification (“ASC”) 260, “Earnings per Share,” provides for the calculation of basic and diluted earnings per share. The calculation of both basic and diluted earnings per share include the effects of the rescissions and retractions of certain previously authorized shares and stock splits as further detailed in Note 7. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Income taxes:

  The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax-reporting basis of assets and liabilities, and operating loss and tax credit carry forwards for tax purposes.

Going Concern:

The Company has limited finances and requires additional funding in order to accomplish its business objectives. There is no assurance that the Company can raise additional capital to allow it to achieve those business objectives. The Company’s continued existence is dependent upon its ability to achieve and maintain profitable operations. There is also no assurance that even if the Company manages to obtain adequate funding, that such funding will succeed in enhancing the Company’s business and will not ultimately have an adverse effect on the Company’s business and operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As a result, the Company’s independent registered public accounting firm issued a going concern opinion on the financial statements for the year ended December 31, 2009.

Recent Accounting Pronouncements:

There have been no recent accounting pronouncements or changes in accounting pronouncements during the quarter ended September 30, 2010 that are of significance, or potential significance, to us.

Note 4.   Accrued Liabilities

Accrued liabilities consist of the following:

	September 30,	December 31,
	2010	2009
Litigation judgment	$100,501	$100,501
Accrued interest on litigation judgment	131,220	114,718
Due to officer	100	0
Other accruals	234	5,944

Total accrued liabilities	$232,055	$221,163

A judgment was entered against the Company in 2002 for $100,501. As of the date of this filing the judgment remains unpaid.   The Company has recorded the liability and the interest accrued thereon.   A judgment may be executed upon for 10 years from the date of entry.   This time may be extended if the judgment creditor refiles the judgment in the county it was originally issued in.   The Company disputes the judgment and has a continuing effort to settle this claim but has been unable to locate the holder of the judgment to initiate settlement discussions .

Note 5.   Loan Payable

During August 2010, the Company received a $50,000 uncollateralized loan from an unrelated party. Principal and accrued interest are due on demand.   The loan accrues interest at the Bank of America prime rate, currently at 3.25% per annum, adjusted quarterly.

Note 6.   Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at September 30, 2010 and December 31, 2009 are as follows:

	September 30,	December 31,
	2010	2009

Deferred tax assets:
Net operating loss carryforwards	$1,715,000	$1,686,000

Total deferred tax assets	1,715,000	1,686,000
Less: valuation allowance	(1,715,000)	(1,686,000)

Net deferred taxes	$—	$—

As of September 30, 2010 and December 31, 2009, the Company had net operating loss carryforwards of approximately $4,300,000 and $4,200,000, respectively.   The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

On January 1, 2007, the Company adopted the provisions of ASC 740 related to accounting for uncertainty in income taxes. There was no cumulative effect as a result of applying these provisions and no adjustment was made to the opening balance of accumulated deficit. Additionally, the Company did not have any unrecognized tax benefits or accrued amounts for interest and penalties as of September 30, 2010 or December 31, 2009, respectively. Future amounts of accrued interest expense and penalties, if any, will be recorded as a component of income tax expense. The Company does not expect that the amount of unrecognized tax benefits will change significantly in the next 12 months.

Note 7. Stockholders’ Equity (Deficit)

On December 20, 2001 the Company cancelled, retracted, revoked or otherwise rescinded the following prior approvals and authorizations:

The Rights Offering to Existing Shareholders of 11,000,000 units consisting of one share of common stock and one warrant as of September 30, 2001 since no proceeds had been received by the Company.

Authorization of the issuance of 4,000,000 shares of restricted common stock to David E. Walsh for past services from May 1994 to May 1998.

Authorization of the issuance of 2,730,000 shares of restricted common stock to David E. Walsh on May 20, 1998 for past services during the year 1997.

Authorization for the issuance of 1,535,000 (pre-dividend) shares of restricted common stock to David E. Walsh on May 15, 1999 for past services during the year from June 1998 through May 1999.

Authorization for the issuance of 5,700,000 shares of restricted common stock to David E. Walsh on September 15, 1999 for services under a five year employment contract.

Authorization of issuance of 49,087,091 shares of restricted common stock to David E. Walsh on October 5, 2001 for and in consideration for the remainder of Walsh ownership interests of equity in related subsidiaries.

Authorization for the issuance of 5,300,000 shares of restricted common stock to the Walsh Family Irrevocable Trust on March 10, 1999 issued for loss of liquidity, dilution or loss of investment opportunity.

Authorization for a one for twenty (1/20) reverse stock split of common stock on June 28, 2001.

Authorization for a 200%, two for one (2/1), stock dividend on May 14, 1999.

Authorization for a one for fifty reverse stock split of common stock on September 6, 1998.

Authorization for the issuance of 1,516,667 shares to WBVT as the purchase contract was cancelled.

Authorization for the issuance of 625,000 shares for the purchase of Pacific States Airline Services, Inc. as the contract was cancelled.

On August 9, 2010 the Board of Directors authorized an increase in authorized common stock from 75,000,000 shares to 250,000,000 shares.

On September 20, 2010 the Board of Directors authorized 20,000,000 preferred shares having a par value of $.001.

Note 8.   Related Party Transactions

During the nine month period ended September 30, 2010, the Company’s Chief Executive Officer advanced $10,000 towards audit fees of the Company.   The $10,000 was repaid to the officer during the three months ended September 30, 2010.

The Company incurred a liability for the reimbursement of Company related travel and entertainment expenses by a family member related to the beneficiaries of the Company’s principal shareholder, the Walsh Family Trust.   The expenses incurred were $14,284 and $5,944 for the nine months ended September 30, 2010 and the period ended December 31, 2009, respectively.   The expenses, net of reimbursements, are included in accrued expenses with balances of $35 and $5,944 as of September 30, 2010 and December 31, 2009, respectively.

Note 9.   Subsequent Events

On July 9, 2010 SART I filed a Form 10, General Form for Registration of Securities.  On September 23, 2010 an amendment to the Form 10 filing (Amendment No. 1) was submitted. Additional amendments to the Form 10 filing were filed on November 9, 2010 and December 20, 2010, Amendments No. 2. and No. 3 respectively. An additional amendment is being submitted as of the date of the filing of this Form 10 (Form 10 Amendment No. 4).  The Form 10 registration became effective on September 7, 2010.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Shearson American REIT, Inc. (formerly known as PSA, Inc.) (a development stage company)

We have audited the accompanying balance sheet of Shearson American REIT, Inc. (formerly known as PSA, Inc.) as of December 31, 2009 and the related statements of operations, changes in stockholders’ equity/(deficit), and cash flows for the period from October 16, 2009 to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shearson American REIT, Inc. (formerly known as PSA, Inc.) (a development stage company)at December 31, 2009, and the results of its operations, changes in stockholders’ equity/(deficit) and its cash flows for the period from October 16, 2009 to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has suffered operating losses and its negative working capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
March 12, 2010

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
BALANCE SHEET
 December 31, 2009

ASSETS
Current Assets:	$—
Total Assets	$—

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accrued liabilities	$221,163
Total Liabilities	221,163

Commitments and Contingencies	—

Stockholders' Equity (Deficit):
Common stock - $.001 par value; 75,000,000 shares authorized; 43,543,541 shares issued and 43,539,291 outstanding as of December 31, 2009	43,544
Paid-in capital	25,448,928
Retained deficit	(25,699,352)
Less Treasury Stock 4,250 shares, at cost	(14,283)
Total Stockholders' Equity (Deficit)	(221,163)
Total Liabilities and Stockholders' Equity (Deficit)	$—

The accompanying notes are an integral part of the financial statements.

         SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
 STATEMENT OF OPERATIONS
For the Period from October 16, 2009 through December 31, 2009

Revenues	$-
Operating Costs:
General and administrative	5,944
Operating Income (Loss)	(5,944)

Other Expense:
Interest expense	(4,127)
Total Other Expense	(4,127)
Income (Loss) Before Income Taxes	(10,071)
Income Taxes	-
Net Loss	(10,071)

Per share data (basic and diluted):
Net loss per share	$(0.00)
Weighted Average Number of Shares Outstanding (basic and diluted):	43,539,291

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
For the Period from October 16, 2009 through December 31, 2009

	Common Stock		Paid-in	Retained	Treasury
	Shares	Amount	Capital	Deficit	Stock	Total

Balance at October 16, 2009	43,543,541	$43,544	$25,448,928	$(25,689,281)	$(14,283)	$(211,092)

Net loss for the period ended December 31, 2009				(10,071)		(10,071)

Balance at December 31, 2009	43,543,541	$43,544	$25,448,928	$(25,699,352)	$(14,283)	$(221,163)

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Period from October 16, 2009 through December 31, 2009

Cash flows from operating activities:
Net loss	$(10,071)
Adjustments to reconcile net loss to net cash used in operating activities-
Changes in assets and liabilities
Accrued liabilities	10,071
Net cash used in operating activities	-

Net increase (decrease) in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1.   Organization

Nature of the Company:

The Company changed its name on  October 16 , 2009 to Shearson American REIT, Inc. with the purpose of creating a Real Estate Investment Trust. On October 16, 2009 the Company became a development stage company.  The Company wishes to be a fully integrated Real Estate Investment Trust and management firm that will acquire, develop, own, operate and sell real estate. We intend to invest primarily in institutional-quality multi-use and multi-family properties located throughout the United States.  The Company contemplates utilizing HUD/GNMA securities backed financing for most of its projects.

Prior to the terrorist attack on the World Trade Centers in New York City on September 11, 2001, the Company, formerly, PSA, Inc., was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services.  Most of the operations of the subsidiaries of the Company were located near the World Trade Center. As a result of the damage done to the Company’s subsidiaries and because of the decimation to the travel industry in general as a result of the event, the Company discontinued its operations near the end of 2001.  The subsidiaries ultimately either were liquidated through bankruptcy or closed without any return to the Company of its investment in these subsidiaries.

The largest subsidiary held by the company at the end of 2001, S.M.A. Real Time, Inc., declared bankruptcy in 2003 and was liquidated without any benefit to the Company in 2005.  The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc. and Jet Vacations were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten lower power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc. The Company was unable to complete these acquisitions and any contract cost or advances towards the acquisition were lost.

Note 2.   Summary of Significant Accounting Polices and Use of Estimates.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Development Stage:

On October 16, 2009 the Company became a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities” and has accounted for operations in accordance with those standards commencing on October 16, 2009.  The Company had been dormant since September, 2001 until the commencement of the development stage period on October 16, 2009.   No revenue was earned during the dormant period. Expenses, comprising of $110,591 in interest, was accrued on a litigation judgment during the dormant period.

Net Loss per Share:

Accounting Standards Codification (“ASC”) 260, “Earnings per Share,” provides for the calculation of basic and diluted earnings per share. The calculation of both basic and diluted earnings per share include the effects of the rescissions and retractions of certain previously authorized shares and stock splits as further detailed in Note 5. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Income taxes:

The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax-reporting basis of assets and liabilities, and operating loss and tax credit carry forwards for tax purposes.

Going Concern:

The Company has limited finances and requires additional funding in order to accomplish its business objectives. There is no assurance that the Company can raise additional capital to allow it to achieve those business objectives. There is also no assurance that even if the Company manages to obtain adequate funding, that such funding will succeed in enhancing the Company’s business and will not ultimately have an adverse effect on the Company’s business and operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Recent Accounting Pronouncements:

There have been no recent accounting pronouncements or changes in accounting pronouncements during the period October 16, 2009 through December 31, 2009 that are of significance, or potential significance, to us.

Note 3.   Accrued Liabilities

Accrued liabilities consist of the following:

December 31,
2009
Litigation judgment	$100,501
Accrued interest on litigation judgment	114,718
Other Accruals	5,944

Total accrued liabilities	$221,163

A judgment was entered against the Company in 2002 for $100,501. As of the date of this filing the judgment remains unpaid.  The Company has recorded the liability and the interest accrued thereon at a rate of 10% per annum.  A judgment may be executed upon for 10 years from the date of entry.  This time may be extended if the judgment creditor refiles the judgment in the county it was originally issued in.  The Company disputes the judgment and has a continuing effort to settle his claim.

Note 4.   Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at December 31, 2009 are as follows:

December 31,
2009

Deferred tax assets:
Net operating loss carryforwards	1,686,000

Total deferred tax assets	1,686,000
Less: valuation allowance	(1,686,000)

Net deferred taxes	$—

As of December 31, 2009 the Company has net operating loss carryforwards of approximately $4,200,000. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

On January 1, 2007, the Company adopted the provisions of ASC 740 related to accounting for uncertainty in income taxes.. There was no cumulative effect as a result of applying these provisions and no adjustment was made to the opening balance of accumulated deficit. Additionally, the Company did not have any unrecognized tax benefits or accrued amounts for interest and penalties as of June 30, 2010 or December 31, 2009, respectively. Future amounts of accrued interest expense and penalties, if any, will be recorded as a component of income tax expense. The Company does not expect that the amount of unrecognized tax benefits will change significantly in the next 12 months.

Note 5. Stockholders’ Equity (Deficiency)

On December 20, 2001 the Company cancelled, retracted, revoked or otherwise rescinded the following prior approvals and authorizations:

The Rights Offering to Existing Shareholders of 11,000,000 units consisting of one share of common stock and one warrant as of September 30, 2001 since no proceeds had been received by the Company.

Authorization of the issuance of 4,000,000 shares of restricted common stock to David E. Walsh for past services from May, 1994 to May, 1998.

Authorization of the issuance of 2,730,000 shares of restricted common stock to David E. Walsh on May 20, 1998 for past services during the year 1997.

Authorization for the issuance of 1,535,000 (pre-dividend) shares of restricted common stock to David E. Walsh on May 15, 1999 for past services during the year June, 1998 through May, 1999.

Authorization for the issuance of 5,700,000 shares of restricted common stock to David E. Walsh on September 15, 1999 for services under a five year employment contract.

Authorization of issuance of 49,087,091 shares of restricted common stock to David E. Walsh on October 5, 2001 for and in consideration for the remainder of Walsh ownership interests of equity in related subsidiaries.

Authorization for the issuance of 5,300,000 shares of restricted common stock to the Walsh Family Irrevocable Trust on March 10, 1999 issued for loss of liquidity, dilution or loss of investment opportunity.

Authorization for a one for twenty (1/20) reverse stock split of common stock on June 28, 2001.

Authorization for a 200%, two for one (2/1), stock dividend on May 14, 1999.

Authorization for a one for fifty reverse stock split of common stock on September 6, 1998.

Authorization for the issuance of 1,516,667 shares to WBVT as the purchase contract was cancelled.

Authorization for the issuance of 625,000 shares for the purchase of Pacific States Airline Services, Inc. as the contract was cancelled.

Note 6.   Revisions

As of October 28, 2010 these financial statements were revised to include an expanded explanation of the accrued liabilities detailed in Note 3 to the financial statements. In addition Note 2 and Note 4 were amended to include the Accounting Standards Codification reference and wording.

As of March 23, 2011 these financial statements were revised to include the presentation as a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities” In addition Note 1 and Note 2 were amended to include the Accounting Standards Codification reference and wording.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

SHEARSON has changed accountants since its formation and there are no disagreements with the findings of its accountants.

The accountants formerly were Weinick, Sanders, Leventhal & Company, LLP , which was retained on May 24, 2002 and resigned on October 9, 2002. The accountants currently are Semple, Marchal & Cooper, LLP, Phoenix, Arizona.

On November 5, 2009, the Board of Directors of the Company approved the engagement of Semple, Marchal & Cooper, LLP ("SM&C") to serve as the Company's independent registered public accounting firm for the Company's fiscal years ending December 31, 2007, 2008 and 2009.

Prior to November 5, 2009, the date that SM&C was retained as the independent registered public accounting firm of the Company:

(1) The Company did not consult SM&C regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements;

(2) Neither a written report nor oral advice was provided to the Company by SM&C that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult SM&C regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

An index to and description of the financial statements filed as part of this Form 10 is contained in Item 13 above.

Exhibit No.	Description

3.1 *	Articles of Incorporation, as amended and restated, of the Registrant

3.2 *	By-laws of the Registrant, as amended and restated, of the Registrant

4.1 *	Specimen Stock Certificate of the Registrant

*   Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 1, 2011.

SHEARSON AMERICAN REIT, INC.

/s/ John Williams
John Williams
Chairman, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2011.

Signature	Title

/s/ John Williams	Chief Executive Officer
John Williams

/s/ John D. Glassgow	Chief Financial Officer
John D. Glassgow